UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

Towers Watson & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34594	27-0676603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Third Avenue New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 7, 2011, Towers Watson & Co. (“Towers Watson”) and certain subsidiaries entered into a five-year revolving credit facility of $500 million (which amount may be increased by an aggregate amount of $250 million, subject to the satisfaction of customary terms and conditions), as borrowers pursuant to a Credit Agreement with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto (the “Senior Credit Facility”).  The Senior Credit Facility replaces the senior credit facility the company entered into on January 1, 2010.

Borrowings under the Senior Credit Facility will bear interest, at Towers Watson’s option, at either a Eurocurrency rate plus a spread ranging from 1.250% to 1.750%, or at a base rate plus a spread ranging from 0.250% to 0.750%, with such spread in each case dependent upon Towers Watson’s Consolidated Leverage Ratio (as defined in the Senior Credit Facility).

Towers Watson and certain wholly-owned subsidiaries designated by Towers Watson, initially Towers Watson Delaware Inc. and Towers Watson Pennsylvania Inc., are the borrowers under the Senior Credit Facility (collectively, the “Borrowers”), and the Borrowers’ obligations under the Senior Credit Facility are guaranteed by Towers Watson and all of its domestic subsidiaries (other than Professional Consultants Insurance Company, Inc., a Vermont corporation, and Stone Mountain Insurance Company, a Vermont corporation).

The Senior Credit Facility contains customary representations and warranties and affirmative and negative covenants. The Senior Credit Facility requires Towers Watson to maintain certain financial covenants that include a minimum Consolidated Interest Coverage Ratio and a maximum Consolidated Leverage Ratio (which terms in each case are defined in the Senior Credit Facility). In addition, the Senior Credit Facility contains restrictions on the ability of Towers Watson and its subsidiaries to, among other things, incur additional indebtedness; pay dividends; make distributions; create liens on assets; make acquisitions; dispose of property; engage in sale-leaseback transactions; engage in mergers or consolidations, liquidations and dissolutions; engage in certain transactions with affiliates; and make changes in lines of businesses.

The Senior Credit Facility contains customary events of default, including non-payment of principal when due; non-payment of interest, fees or other amounts after a stated grace period; inaccuracy of representations and warranties; certain bankruptcy events and cross-defaults to other material indebtedness; certain change of control events; material judgments; actual or asserted invalidity of any Loan Document (as defined in the Senior Credit Facility); and certain ERISA-related events. If an event of default occurs and is continuing, Towers Watson may be required to repay all amounts outstanding under the Senior Credit Facility. Lenders holding more than 50% of the loans and commitments under the Senior Credit Facility may elect to accelerate the maturity of amounts due thereunder upon the occurrence and during the continuation of an event of default.

The foregoing description of the Senior Credit Facility is not intended to be complete and is qualified in its entirety by reference to the full text of the Senior Credit Facility, a copy of which is filed as Exhibit 10.21 hereto and incorporated herein by reference.

2

Item 9.01               Financial Statements and Exhibits

(c)          Exhibits.                The following exhibit is filed with this report:

Exhibit No.	Description

Exhibit 10.21

Credit Agreement, dated as of November 7, 2011, among Towers Watson & Co. and certain subsidiaries, as borrowers, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: November 8, 2011	By:	/s/ Neil Falis
	Name:	Neil Falis
	Title:	Assistant Secretary

3